UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 4, 2022 (July 29, 2022)
Date of Report (date of earliest event reported)
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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40272 (Commission File Number)	98-1578357 (I.R.S. Employer Identification Number)
One North Lexington Avenue, Suite 1450 White Plains, New York 10601
(Address of principal executive offices and zip code)

(914) 705-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001 per share	OPAL	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock	OPALW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 - Unregistered Sales of Equity Securities.

As previously announced, in connection with the business combination (the “Business Combination”) between OPAL Fuels Inc. (f/k/a ArcLight Clean Transition Corp. II) (the “Company”) and OPAL Fuels LLC, the Company entered into subscription agreements with certain investors (the “PIPE Investors”) for the purchase of the Company’s Class A common stock (the “PIPE Investment”), and concurrently with the closing of the Business Combination, the Company received $105,806,000 in proceeds from the PIPE Investors, in exchange for which it issued 10,580,600 shares of Class A common stock to the PIPE Investors. On July 29, 2022, the Company received payment in full of the remaining outstanding subscription commitment from the PIPE Investors in the amount of $5,000,000, in exchange for which it issued an additional 500,000 shares of Class A common stock. As a result, the Company received a total of $110,806,000 in proceeds from the PIPE Investors, in exchange for which it issued 11,080,600 shares of its Class A common stock. The shares of Class A common stock offered and sold pursuant to the PIPE Investment have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022

OPAL Fuels Inc.

By:	/s/ Ann Anthony
Name:	Ann Anthony
Title:	Chief Financial Officer